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EX-23.3  CONSENT OF INDEPENDENT ACCOUNTANTS - BDO SEIDMAN, LLP

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                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated April 30, 2002, relating to the statement of revenues and expenses of the ThinSTAR product line of Network Computing Devices, Inc.

 We also consent to the reference to us under the caption "Experts" in the Prospectus.


 /S/ BDO Seidman, LLP

 San Francisco, CA

 June 3, 2002